UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 25, 2007

MHI HOSPITALITY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Maryland	333-118873	20-1531029
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4801 Courthouse Street, Suite 201

Williamsburg, VA 23188

757-229-5648

(Address, including Zip Code and Telephone Number, including

Area Code, of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On May 25, 2007, a subsidiary of MHI Hospitality Corporation (“MHI” or the “Corporation”), MHI Hollywood LLC, entered into a purchase agreement (the “Purchase Agreement”) with MCZ/Centrum VI Owner, L.L.C. (“Seller”) to purchase the Crowne Plaza® Sian Resort (the “Hotel”) in Hollywood, Florida for $74,000,000.

Prior to entering into the Purchase Agreement, in September 2005, MHI entered into a contract to purchase the commercial space of the redeveloped hotel in Hollywood, Florida upon completion by Seller. In September 2006, MHI entered into a franchise agreement with InterContinental Hotels Group, through its franchising entity Holiday Hospitality Franchising, Inc., to brand the condominium hotel project as a Crowne Plaza® Resort. Under this Purchase Agreement, the Hotel will be purchased in fee simple and prior agreements with Seller will terminate at the end of the due diligence period, which is 45 days after the signing of the agreement, subject to the satisfaction of certain conditions relating to the Hotel. In the event the purchase agreement is terminated by MHI during the due diligence period, the existing agreements relating to the condominium hotel will remain in place.

The property includes a 311-room hotel, approximately 12,000 square feet of meeting space, a retail food and beverage outlet, a large outdoor swimming pool and valet parking space for 300 cars. It also will include a permanent easement for access to the beach from the hotel property. In addition, a contiguous hotel development site owned by Seller will be leased to the purchaser for a term of four years with an option to purchase the site at any time during the lease term.

MHI intends to complete the transaction through a joint venture structure and intends to retain a 25% equity position in the Hotel. The company recently announced a joint venture with The Carlyle Group. Closing is subject to customary conditions and is expected to take place late in the third quarter of 2007. A $950,000 earnest money payment has been deposited into escrow.

On May 25, 2007, MHI Hollywood, LLC, also entered into the Fifth Amendment to the Purchase Agreement dated September 7, 2005 (“Fifth Amendment”), with MCZ/Centrum Florida XIX, L.L.C. modifying and amending certain provisions of the Fourth Amendment to the Purchase Agreement dated September 1, 2006.

A copy of the Fifth Amendment is attached to this current report on Form 8-K as exhibit 10.19C, and is incorporated by reference as though it were fully set forth herein. A copy of the Purchase Agreement is attached to this current report on Form 8-K as Exhibit 10.27, and is incorporated by reference as though it were fully set forth herein. The foregoing summary descriptions of the Fifth Amendment and Purchase Agreement and the transactions contemplated thereby are not intended to be complete, and are qualified in their entirety by the complete text of the Fifth Amendment and Purchase Agreement.

Item 2.03	Creation of Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information in this report set forth under Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.19C	Fifth Amendment to Purchase Agreement by and between MCZ/Centrum Florida XIX, L.L.C. and MHI Hollywood, LLC

10.27	Agreement to Purchase Hotel dated May 25, 2007 between MCZ/Centrum Florida VI Owner, L.L.C. and MHI Hollywood LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2007

MHI HOSPITALITY CORPORATION

By:	/s/ Andrew M. Sims
Name: Andrew M. Sims
Title: President and Chief Executive Officer

Exhibits

10.19C	Fifth Amendment to Purchase Agreement by and between MCZ/Centrum Florida XIX, L.L.C. and MHI Hollywood, LLC

10.27	Agreement to Purchase Hotel dated May 25, 2007 between MCZ/Centrum Florida VI Owner, L.L.C. and MHI Hollywood LLC

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